UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2012

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)
0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On July 6, 2012, Pressure BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to sell an aggregate of 120,000 units for a purchase price of $5.00 per unit (the “Purchase Price”), or an aggregate Purchase Price of $600,000.  This is the initial tranche of a $1.2 million private placement (the “Private Placement”), and is expected to close on Friday, July 6, 2012.  Each unit (“Unit”) consists of (i) one share of a newly created series of preferred stock, designated Series G Convertible Preferred Stock, par value $0.01 per share (the “Series G Convertible Preferred Stock”), convertible into 10 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and (ii) a warrant to purchase five shares of Common Stock at an exercise price equal to $0.50 per share, with a term expiring on July 6, 2015 (“Warrant”).  Of the $600,000 invested in the initial tranche of the Private Placement, $485,000 was received in cash and $115,000 was from the conversion of outstanding indebtedness and accrued board of directors’ fees.

The Securities Purchase Agreement also contains provisions which provide for certain reductions to the exercise price of outstanding warrants issued by the Company in previously completed financings that are currently held by purchasers of Units in this Private Placement.

This description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Series G Convertible Preferred Stock

Dividends.  From and after the date of issuance of any shares of Series G Convertible Preferred Stock and until the first anniversary of such date, dividends will accrue on each share of Series G Convertible Preferred Stock at  an annual rate of (i) four percent (4%) on those shares of Series G Convertible Preferred Stock purchased from the Company pursuant to the Securities Purchase Agreement by an individual purchaser who purchased from the Company shares of Series G Convertible Preferred Stock with an aggregate purchase price of less than $100,000, (ii) six percent (6%) on those shares of Series G Convertible Preferred Stock purchased from the Company pursuant to the Securities Purchase Agreement by an individual purchaser who purchased shares of Series G Convertible Preferred Stock with an aggregate purchase price of at least $100,000 but less than $250,000, and (iii) twelve percent (12%) on those shares of Series G Convertible Preferred Stock purchased from the Company pursuant to the Securities Purchase Agreement by an individual purchaser who purchased shares of Series G Convertible Preferred Stock with an aggregate purchase price of at least $250,000.  Dividends accruing on the Series G Convertible Preferred Stock shall accrue from day to day until, and shall be paid within fifteen (15) days of, the first anniversary of, the original issue date of the Series G Convertible Preferred Stock; provided, however, if any shares of the Company’s Series E Convertible Preferred Stock are outstanding at such time, payment of the accrued dividends on the Series G Convertible Preferred Stock shall be deferred until no such shares of Series E Convertible Preferred Stock remain outstanding. The Company may pay accrued dividends on the Series G Convertible Preferred Stock in cash or in shares of its Common Stock in accordance with a specified formula.

Voluntary Conversion.  Each share of Series G Convertible Preferred Stock is convertible into 10 shares of Common Stock at any time at the option of the holder, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions (the “Conversion Ratio”). Unless waived under certain circumstances by the holder of Series G Convertible Preferred Stock, such holder’s shares of Series G Convertible Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Mandatory Conversion.  At the election of the Company and upon required advanced notice, each share of Series G Convertible Preferred Stock will automatically be converted into shares of Common Stock at the Conversion Ratio then in effect:  (i) if, after 6 months from the original issuance date of the Series G Convertible Preferred Stock , the Common Stock trades on the OTC QB Market (or other primary trading market or exchange on which the Common Stock is then traded) at a price equal to at least $0.75, for 7 out of 10 consecutive trading days with average daily trading volume of at least 10,000 shares, (ii) on or after the first anniversary of the original issuance date of the Series G Convertible Preferred Stock or (iii) upon completion of a firm-commitment underwritten registered public offering by the Company at a per share price equal to at least $0.75, with aggregate gross proceeds to the Company of not less than $2.5 million.  Unless waived under certain circumstances by the holder of the Series G Convertible Preferred Stock, such holder’s Series G Convertible Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Voting Rights.  The holders of Series G Convertible Preferred Stock are not entitled to vote on any matters presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), except as required by law.

This description of the Series G Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Company’s Articles of Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Warrants

The Warrants issued in the initial tranche of the Private Placement have an exercise price equal to $0.50 per share, with a term expiring on July 6, 2015.  Warrants issued in subsequent closings will have an exercise price equal to $.60 per share.  The Warrants also permit the holder to conduct a “cashless exercise” at any time the holder of the Warrant is an affiliate of the Company.  The exercise price and/or number of shares issuable upon exercise of the Warrants will be subject to adjustment for stock dividends, stock splits or similar capital reorganizations, as set forth in the Warrants.

Subject to the terms and conditions of the Warrants, at any time commencing six months from the closing date the Company has the right to call for cancellation of the Warrants if the volume weighted average price of its Common Stock on the OTC QB Market (or other primary trading market or exchange on which our common stock is then traded) equals or exceeds three times the per share exercise price of the Warrants for either (i) 10 consecutive trading days or (ii) 15 out of 25 consecutive trading days.

This description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Private Placement, the Company has agreed that, if, at any time after January 1, 2013, the Company files a Registration Statement relating to an offering of equity securities of the Company (the “Registration Statement”), subject to customary exceptions, the Company shall include in the Registration Statement the resale of the shares of Common Stock underlying the Warrants.  Shares of Common Stock issued upon conversion of Series G Convertible Preferred Stock or in payment of the dividend on the Series G Convertible Preferred Stock will not be registered and will not be subject to registration rights.  This right is subject to customary conditions and procedures.

This description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.3 and is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The sale of the Units described in Item 1.01 of this Current Report on Form 8-K were issued and sold in the Private Placement without registration under the Securities Act, in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company based such reliance upon representations made by each Purchaser of Units, including, but not limited to, representations as to the Purchaser’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and the Purchaser’s investment intent. The Units were not offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D). The Units, or the shares of Series G Convertible Preferred Stock and Warrants comprising the Units, may not be re-offered or sold absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01                      Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Form of Securities Purchase Agreement
4.2	Form of Warrant
4.3	Registration Rights Agreement
99.1	Press release dated July 3, 2012 of Pressure BioSciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 6, 2012	PRESSURE BIOSCIENCES, INC.
/s/ Joseph L. Damasio Jr.
	By:	_____________________________
Joseph L. Damasio Jr, Vice President of Finance and Administration

EXHIBIT INDEX
Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Form of Securities Purchase Agreement
4.2	Form of Warrant
4.3	Registration Rights Agreement
99.1	Press release dated July 3, 2012 of Pressure BioSciences, Inc.